Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(110,366)
Unrealized Gain (Loss) on Market Value of Futures	515,785
Dividend Income	109
Interest Income	2,445
Total Income (Loss)	$407,973

Expenses
General Partner Management Fees	$2,003
Professional Fees	6,711
Non-interested Directors' Fees and Expenses	21
Prepaid Insurance Expense	31
NYMEX License Fee	41
Total Expenses	8,807
Expense Waiver	(6,325)
Net Expenses	$2,482
Net Income (Loss)	$405,491

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/20	$3,051,181
Net Income (Loss)	405,491

Net Asset Value End of Month	$3,456,672
Net Asset Value Per Share (400,000 Shares)	$8.64

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596